Exhibit 99.1

Mistras Delivers Strong Second Quarter FY’14 Results, Raises Full Year Guidance

MISTRAS Group, Inc. January 8, 2014 4:01 PM

PRINCETON JUNCTION, N.J., January 8, 2014 (GLOBE NEWSWIRE) — Mistras Group, Inc. (MG), a leading “one source” global provider of technology-enabled asset protection solutions, today reported financial results for its second quarter and first half of fiscal 2014, which ended November 30, 2013.

During the second quarter, the Company had revenue of $156.8 million, an increase of 13.8% over the prior year period. Net income for the second quarter was $9.3 million, or $0.32 per diluted share compared with net income of $9.2 million or $0.32 per diluted share in the prior year period. Adjusted EBITDA* was $22.6 million in the quarter compared with $23.9 million in the prior year period.

During the first half of fiscal 2014, the Company had revenue of $292.6 million, an increase of 16.5% over the prior year period. Net income for the first half was $14.9 million, or $0.51 per diluted share, compared with net income of $13.4 million or $0.46 per diluted share in the prior year period. Adjusted EBITDA* was $38.6 million in the first half compared with $39.3 million in the prior year period.

Included in results for the second quarter and first half of fiscal 2014 were favorable pre-tax net acquisition-related adjustments of $0.4 million and $2.5 million, respectively, which favorably impacted earnings per diluted share by $0.01 in the second quarter and $0.06 in the first half.

Financial Highlights:

Revenues

•                  Revenues for the second quarter of fiscal 2014 increased 13.8% over prior year, including 4.3% organic growth and 9.4% acquisition growth.

•                  Revenues for the first half of fiscal 2014 increased by 16.5%, consisting of 4.4% organic growth and 12.2% acquisition growth. Due to key contract wins, organic growth for fiscal year 2014 is still expected to be within a range of from 7% to 12%.

•                  Organic revenue for the Services segment grew 2% during the second quarter compared with a robust prior year result, and 8% during the first half due to continued strength in our key market segments.

•                  The International segment grew organically by 17% during the second quarter and improved its first half organic growth to 2.5%.

•                  The Products and Systems segment had 2% organic revenue growth in the second quarter but experienced a revenue decline of 15% in the first half of the fiscal year compared with the prior year, mainly due to the impact of the government sequester.

Gross Profit

•                  Gross Profit grew by 14% over prior year during the second quarter of fiscal 2014 and by 15% during the first half.

•                  Gross margin for the second quarter was 30.6% of revenues vs. 30.4% in the prior year.

•                  Gross margin for the first half was 29.8% of revenues vs. 30.1% in the prior year. The slight decrease was driven by costs incurred to enable future growth, higher fringe benefit rates in our Services segment, and lower sales in our high margin Products and Systems segment.

Operating Cash Flow

•                  The Company’s operating cash flow was $15.6 million for the first half of fiscal 2014.

Sotirios Vahaviolos, Mistras Chairman and Chief Executive Officer stated, “We achieved strong results in the second quarter and first half of fiscal 2014 compared with robust prior year results. Mistras was awarded several new contracts, and was chosen by a key customer to be their exclusive provider for a large multi-year contract at one of their largest facilities in the United States. The Company’s second quarter results included increased costs to secure these contracts and to continue building its capabilities to support future growth, especially in Canada.”

“We remain optimistic about the continued health of the market especially within the North American oil & gas industry for the next several years, driven by consumer demand for energy, combined with our customers’ needs to improve safety and comply with the ever growing environmental regulations.  We are also very pleased with our recent contract wins and the feedback and receptivity from our customers toward our employees and our company’s value based service offerings.”

Dr. Vahaviolos added, “Unlike last year at this time, we are looking forward to a robust spring turnaround season which will accelerate the growth we experienced in the first half of our fiscal year. This improved environment, coupled with our recent market share gains, improving international results and strategic acquisitions, has led us to increase our guidance for fiscal 2014 results while meeting our organic growth goals.”

Outlook and Guidance for Fiscal 2014

The Company is increasing its previously issued guidance for fiscal 2014 revenues and Adjusted EBITDA*. Previously the Company expected revenue to be in the range of from $570 million to $600 million, and Adjusted EBITDA* to be in the range of $74 million to $80 million. The Company now expects that its revenue will be in the range of $590 million to $615 million, and Adjusted EBITDA* will be in a range of from $77 million to $83 million.

Conference Call

In connection with this release, Mistras will hold a conference call on Thursday, January 9, 2014 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-866-314-5232 and use confirmation code 33910996 when prompted. The International dial-in number is 1-617-213-8052.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; destructive testing services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2013 filed with the Securities and Exchange Commission on August 14, 2013, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The term “Adjusted EBITDA” used in this release is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. (“US GAAP”). A Reconciliation of Adjusted EBITDA to a financial measurement under US GAAP is set forth in a table attached to this press release. In addition, the Company has also included in the attached tables non-GAAP measurements “EBITDA”, “Segment and Total Company Income from Operations before Acquisition-Related Expense (Benefit), net”, “Net Income Excluding

Acquisition-related Items” and “Diluted EPS Excluding Acquisition-related Items,” reconciling these measurements to financial measurements under US GAAP. The Company believes that investors and other users of the financial statements benefit from the presentation of these non-GAAP measurements because they provide additional metrics to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business.

Mistras Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	November 30, 2013	May 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$16,240	$7,802
Accounts receivable, net	122,418	108,554
Inventories	12,828	12,504
Deferred income taxes	2,647	2,621
Prepaid expenses and other current assets	10,940	8,156
Total current assets	165,073	139,637
Property, plant and equipment, net	70,517	68,419
Deposit for business combination	11,000	—
Intangible assets, net	49,282	51,992
Goodwill	118,679	115,270
Other assets	1,315	1,342
Total assets	$415,866	$376,660

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$11,273	$8,490
Accrued expenses and other current liabilities	46,967	47,839
Current portion of long-term debt	7,899	7,418
Current portion of capital lease obligations	6,760	6,766
Income taxes payable	1,198	1,703
Total current liabilities	74,097	72,216
Long-term debt, net of current portion	70,799	52,849
Obligations under capital leases, net of current portion	10,728	10,923
Deferred income taxes	12,629	11,614
Other long-term liabilities	17,760	18,778
Total liabilities	186,013	166,380

Commitments and contingencies

Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 28,382,851 and 28,210,862 shares issued and outstanding as of November 30, 2013 and May 31, 2013, respectively	283	282
Additional paid-in capital	197,462	195,241
Retained earnings	33,880	18,982
Accumulated other comprehensive loss	(2,020)	(4,452)
Total Mistras Group, Inc. stockholders’ equity	229,605	210,053
Noncontrolling interests	248	227
Total equity	229,853	210,280
Total liabilities and equity	$415,866	$376,660

Mistras Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Three months ended November 30,		Six months ended November 30,
	2013	2012	2013	2012
Revenues:
Services	$143,139	$127,731	$271,481	$226,956
Products and systems	13,616	9,998	21,112	24,160
Total revenues	156,755	137,729	292,593	251,116
Cost of revenues:
Cost of services	98,860	87,044	187,484	157,560
Cost of products and systems sold	5,634	4,485	9,263	9,495
Depreciation related to services	4,026	4,124	8,076	8,100
Depreciation related to products and systems	258	171	516	339
Total cost of revenues	108,778	95,824	205,339	175,494
Gross profit	47,977	41,905	87,254	75,622

Selling, general and administrative expenses	29,849	23,362	58,548	46,854
Research and engineering	786	530	1,429	1,047
Depreciation and amortization	2,501	2,167	4,958	4,062
Acquisition-related expense, net	(411)	99	(2,508)	206
Income from operations	15,252	15,747	24,827	23,453
Interest expense	772	816	1,517	1,576
Income before provision for income taxes	14,480	14,931	23,310	21,877
Provision for income taxes	5,196	5,745	8,391	8,400
Net income	9,284	9,186	14,919	13,477
Less: net income attributable to noncontrolling interests, net of taxes	(27)	(23)	(21)	(33)
Net income attributable to Mistras Group, Inc.	$9,257	$9,163	$14,898	$13,444
Earnings per common share
Basic	$0.33	$0.33	$0.53	$0.48
Diluted	$0.32	$0.32	$0.51	$0.46
Weighted average common shares outstanding:
Basic	28,378	28,144	28,309	28,094
Diluted	29,102	29,008	29,147	29,036

Mistras Group, Inc. and Subsidiaries

Unaudited Operating Data by Segment

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2013	2012	2013	2012
Revenues
Services	$108,862	$105,213	$204,672	$187,610
International	43,209	26,777	80,968	51,206
Products and Systems	8,604	8,439	15,189	17,973
Corporate and eliminations	(3,920)	(2,700)	(8,236)	(5,673)
	$156,755	$137,729	$292,593	$251,116

	Three months ended November 30,		Six months ended November 30,
	2013	2012	2013	2012
Gross profit
Services	$30,918	$30,692	$57,665	$51,632
International	13,293	7,299	23,413	14,380
Products and Systems	3,718	3,975	6,102	9,220
Corporate and eliminations	48	(61)	74	390
	$47,977	$41,905	$87,254	$75,622

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Segment and Total Company Income (Loss) from Operations before Acquisition-Related Expense (Benefit), net (non-GAAP) to Segment and Total Company Income (Loss) from Operations (GAAP)

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2013	2012	2013	2012
Services:
Income from operations before acquisition-related expense, net (non-GAAP)	$14,387	$16,284	$25,402	$23,260
Acquisition-related expense (benefit), net	(13)	483	156	693
Income from operations (GAAP)	14,400	15,801	25,246	22,567

International:
Income from operations before acquisition-related expense, net (non-GAAP)	$3,992	$1,343	$5,337	$3,052
Acquisition-related expense (benefit), net	(3,301)	63	(3,771)	181
Income from operations (GAAP)	7,293	1,280	9,108	2,871

Products and Systems:
Income from operations before acquisition-related expense, net (non-GAAP)	$450	$1,088	$25	$3,479
Acquisition-related (benefit), net	(19)	(615)	(1,035)	(1,304)
Income from operations (GAAP)	469	1,703	1,060	4,783

Corporate and Eliminations:
Income from operations before acquisition-related (benefit), net (non-GAAP)	$(3,988)	$(2,869)	$(8,445)	$(6,132)
Acquisition-related expense, net	2,922	168	2,142	636
(Loss) from operations (GAAP)	(6,910)	(3,037)	(10,587)	(6,768)

Total Company
Income from operations before acquisition-related expense, net (non-GAAP)	$14,841	$15,846	$22,319	$23,659
Acquisition-related expense (benefit), net	(411)	99	(2,508)	206
Income from operations (GAAP)	15,252	15,747	24,827	23,453

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of
Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2013	2012	2013	2012

Net Income	$9,284	$9,186	$14,919	$13,477
Less: net income attributable to noncontrolling interests, net of taxes	(27)	(23)	(21)	(33)
Net income attributable to Mistras Group, Inc.	$9,257	$9,163	$14,898	$13,444
Interest expense	772	816	1,517	1,576
Provision for income taxes	5,196	5,745	8,391	8,400
Depreciation and amortization	6,785	6,462	13,550	12,501
EBITDA	$22,010	$22,186	$38,356	$35,921
Share-based compensation expense	1,040	1,572	2,747	3,206
Acquisition-related expense, net	(411)	99	(2,508)	206
Adjusted EBITDA	$22,639	$23,857	$38,595	$39,333

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income (GAAP) and Diluted Earnings Per Share (GAAP) to Net Income Excluding Acquisition-related Items (non-GAAP) and Diluted EPS Excluding Acquisition-related Items (non-GAAP)

(in thousands except per share data)

	Three months ended November 30,		Six months ended November 30,
	2013	2012	2013	2012

Net income (GAAP)	$9,284	$9,186	$14,919	$13,477
Acquisition-related expense (benefit), net of tax	(382)	229	(1,755)	288
Net Income Excluding Acquisition-related Items (non-GAAP)	$8,902	$9,415	$13,164	$13,765

Diluted earnings per common share (GAAP)	$0.32	$0.32	$0.51	$0.46
Acquisition-related expense (benefit), net	(0.01)	0.01	(0.06)	0.01
Diluted EPS Excluding Acquisition-related Items (non-GAAP)	$0.31	$0.33	$0.45	$0.47

Note: Acquisition-related expense (benefit), net of tax, includes income tax expense of $29 thousand and $130 thousand for the three months ended November 30, 2013 and 2012, respectively and $753 thousand and $82 thousand for the six months ended November 30, 2013 and 2012, respectively. The aforementioned tax expenses are reflective of non-deductible and non-taxable tax differences related to acquisitions of common stock.